U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

PHOENIX AGRI ENTERPRISES, INC.
  (Exact name of registrant as specified in its charter)

Delaware	27-3746776
(State or other jurisdiction of	(I.R.S. Employer
incorporation or formation)	Identification Number)

31 F/Jin Mao Tower, 88 New Century Ave.
Pudong, Shanghai, China	200120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: 415-987-0808

Copies to:
David K. Cheng, Esq.
Nixon Peabody LLP
One Embarcadero Center, Suite 1800
San Francisco, CA 94111
Telephone number: 415-984-8342
Facsimile Number: 415-984-8300

Securities to be registered under Section 12(b) of the Exchange Act: None???

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Small reporting company [X]

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our Common Stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

           Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our,” or “us” mean Phoenix Agri Enterprises, Inc.. Our principal place of business is located at 31/F Jin Mao Tower, 88 New Century Avenue, Pudong, Shanghai, China 200120 and our telephone number is 415-987-0808.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, these assumptions do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed about the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will, in fact, transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Table of Contents

Item 1.  Business.

(a)           Introduction.

Phoenix Agri Enterprises, Inc. (the “Company,” “we,” “us,” or “our” or the “Registrant”) was incorporated in the State of Delaware on October 13, 2010.  Since inception, the Company has been engaged in organizational efforts and obtaining financing and has had no operations.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.  The Company intends to seek a merger with a company that is located in the People’s Republic of China (“China”).  However, the Company reserves the right to complete a business combination with a company in any industry and in any geographic location.  The Company selected October 31 as its fiscal year-end.

(b)           Business of the Issuer.

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines a “blank check” company as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules, and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for as long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company intends to seek a target company that is located in China.  However, it will not restrict its potential candidate target company to this geographic location or any other specific business or geographic location and, thus, may acquire any type of business in any location.

The analysis of target companies and the business opportunities will be undertaken by or under the supervision of the sole director and officer of the Company. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  No assurance can be given that we will consummate any transaction. However, we have unrestricted flexibility in seeking, analyzing, and participating in potential business opportunities. In our efforts to analyze potential target companies, we consider numerous factors, including the following:

•	Potential for growth, indicated by new technology, existing brand-name recognition, anticipated market expansion, and/or new products;

•	Competitive position as compared to other businesses of similar size and experience within the industry segment, as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the target’s business opportunity can be advanced by means of the business combination;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items; and

•	Other relevant factors based on industry, market, and other considerations.

In applying the foregoing criteria, no one of which will be controlling, we will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. However, due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.  In addition, we will be competing against other entities that possess greater financial, technical, and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential target(s) as possible, given the lack of information that may be available regarding private companies, our limited personnel and financial resources, and the inexperience of our management with respect to such activities.  We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information that is made available to us.  This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage.  Our lack of funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys, and the like which, if we had more funds available to us, would be desirable.  We will be particularly dependent, in making decisions, upon information provided by the promoters, owners, sponsors, or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty.  Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

(c)           Form of Business Combination.

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company, and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of its Common Stock, par value $0.0001 per share, or other securities of the Company.  Although the terms of any such transaction cannot be predicted, it should be noted that, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depend upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other “tax-free” provisions provided under the Code, our then-existing stockholders would, in such circumstances, retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties,  our then-existing stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who are stockholders of the Company before such business combination.

The Company does not intend to supply disclosure to then-existing stockholders concerning a target company before the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in the majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include information concerning the target company, as required.  The Company will file a current report on Form 8-K, as required, within four business days of a business combination that results in the Company ceasing to be a shell company.  This Form 8-K will include complete disclosure of the target company, including audited financial statements.

Currently, we have one stockholder, who holds all of the issued and outstanding Common Stock of the Company.  The present stockholder of the Company will likely not have a control of a majority of the voting securities of the registrant following a business combination.  As part of that transaction, all or a majority of the Company’s directors may resign and  one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders unless otherwise required by applicable law or regulation.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities.  The necessity to obtain such stockholder approval may result in delay and additional expenses in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholders’ approval unless otherwise required by applicable law or regulation.

The Company intends to search for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants, and attorneys.  The approximate number of persons or entities that will be contained is unknown and dependent on whether any opportunities are presented by the sources that we contact.  It is anticipated that the investigation of specific business opportunities and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

(d)           Competition.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination.  We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, is active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise, and managerial capacities than we do.  Consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

(e)           Employees.

We presently have no employees apart from our management.  Our sole officer and director is engaged in outside business activities and is employed on a full-time basis by another entity.  Our sole officer and director anticipates that he will devote very limited time to our business until a business opportunity has been identified.  The specific amount of time that management will devote to the Company may vary from week to week or even day to day and, therefore, the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty.  In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officer and director of the Company.

Item 1A.  Risk Factors.

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.  You should consider carefully the following risk factors before investing in our securities.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be adversely affected.

Risks Related to Our Business.

Our business is difficult to evaluate because we have a  limited operating history.

We were incorporated in Delaware on October 13, 2010, and are considered to be in the development stage. As the Company has a limited operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The success of our plan of operation will depend to a great extent on the operations, financial condition, and management of the identified business opportunity. While management intends to seek a business combination with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us.

There can be no assurance that we will successfully consummate a business combination.

We have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with, or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

There is significant competition for companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all of these entities have significantly greater financial resources, technical expertise, and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company.  A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10 with the SEC, thereby registering its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the SEC.  Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC.  The relative ease and low cost with which a company may become a blank check company or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

Our business model is risky because it does not offer benefits of diversification and, if successful, will likely result in a change of control.

We anticipate that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our plan to offer a controlling interest to a target company to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gain from another.

We are likely to incur losses.

As of October 31, 2010, we have incurred a loss of $3,000.  We expect that we will incur losses at least until we complete a business combination and perhaps after such a combination as well.  There can be no assurance that we will ever be profitable.

We face a number of risks associated with potential acquisitions.

We intend to use reasonable efforts to complete a business combination with an operating target company. The consummation of any business combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products, and personnel of the acquired company and the possibility of insufficient revenues to offset increased expenses associated with the acquisition.  Failure to manage and successfully integrate acquisitions we make could adversely affect our business, strategy, and operating results in a material way.

We may incur substantial debt, which could adversely affect our financial condition.

Completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt to complete a business combination, which could adversely affect our financial condition.  Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on such debt, which will reduce the amount available to fund working capital, capital expenditures, and general corporate purposes.  Our indebtedness may negatively affect our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and affect the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; affect our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests; and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

We may not be able to raise additional capital as it is needed to fund our operations.

We have limited financial resources and currently have limited prospects of raising additional capital at least until we consummate a business combination.  Even assuming we consummate a business combination with a suitable target company, no assurance can be given that we will be able to raise any additional capital that may be needed in any public or private offering of our securities, or secure debt through banks or other lenders.

Management intends to devote only a limited amount of time to seeking a target company, which may adversely affect our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to the Company’s affairs. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely affect our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most-attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise-suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act are applicable.

Minority stockholders are not likely to have a vote in approving a business combination.

Currently, our sole stockholder is GroRiver Capital LLC.  However, it is likely that, at some time in the future, either before or after a business combination, we will have other minority stockholders.  Decisions as to which target companies to pursue will be made unilaterally by our management.  Depending upon how a business combination is structured, the transaction may be approved by our board of directors without the approval of our stockholders or those stockholders with a minority position.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing, and other professional services.  The engagement of such services is costly and we are likely to incur losses, which may adversely affect our ability to continue as a going concern.  Additionally, the Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement, and maintain adequate internal controls and procedures over financial reporting.  The costs of complying with the Sarbanes-Oxley Act and the limited time that management will devote to the Company may make it difficult for us to design, implement, and maintain adequate internal controls over financial reporting.  In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

The Company may be subject to further government regulation, which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

           We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure a business combination to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in the Company being taxed on the consideration received in the business combination.  Currently, a transaction may be structured to result in tax-free treatment to both companies, as prescribed by various U.S. federal and state tax provisions.  We intend to structure any business combination to minimize the federal and state tax consequences to both us and the target entity.  However, we cannot guarantee that a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the business combination.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders, and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency, and balance of payments positions, and in other respects.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist, since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company, since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Risks Related to Our Stockholders and Shares of Common Stock.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 300,000,000 shares of Common Stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our Common Stock held by our then-existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then-existing stockholders. Our Board of Directors may have the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

Our stockholder will likely have a minority interest in the Company following a business combination.

If we enter into a business combination with a target company with a value in excess of the value of our Company and we issue shares of our Common Stock to the stockholders of the target company as consideration for entering into the business combination with us, both of which are likely, our stockholders will likely own less than 50% of the Company after the business combination is consummated.  The stockholders of the target company would, therefore, be able to control the election of our Board of Directors and our Company.

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Our shares of Common Stock are not registered under the securities laws of any state or other jurisdiction and, accordingly, there is no public trading market for our Common Stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our Common Stock cannot be offered, sold, pledged ,or otherwise transferred unless subsequently registered pursuant to, or exempt from, registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of Common Stock cannot be sold under exemption from registration provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporate Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the “Wulff Letter”).  The Wulff Letter provides that certain private transfers of the shares of common stock issued by a blank check company may be prohibited without registration under federal securities laws.  Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”) subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the laws of the various state in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

It is likely that our Common Stock will be considered “penny stock,” which may make it more difficult for investors to sell their shares due to substantiality requirements.

Our Common Stock may be considered to be “penny stock” as that term is defined under the Exchange Act.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouses.

The penny stock rules requires a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  A broker/dealer must receive a written agreement to the transaction from the investor, setting forth the identify and quantity of the penny stock to be purchased.  These requirements may reduce the potential market for our Common Stock by reducing the number of potential investors.  This may make it more difficult for investors in our Common Stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline.

There are issues affecting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of Common Stock issued before a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged, or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a registration statement on Form S-1, or some other available form, to register for resale such shares of Common Stock after the business combination is consummated. We cannot control this future registration process in all respects, as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurance that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of Common Stock.

In addition, the SEC has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but, instead, would require that the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

It appears that the SEC, in most cases, will permit a registration for resale of up to one-third of the total number of shares of Common Stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer, in most cases, will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since we may have little or no tradable shares of Common Stock following a reverse merger or business combination, it is unclear how many, if any, shares of Common Stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require, as a condition to the declaration of effectiveness of a resale registration statement, that we reduce or “cut back” the number of shares of Common Stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our Common Stock may be adversely affected in the event the SEC requires a cut-back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or if the SEC requires us to file a primary registration statement.

We have never paid dividends on our Common Stock and do not intend to do so in the foreseeable future.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

We cannot assure you that, following a business combination with an operating business, our Common Stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our Common Stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that, following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our Common Stock on either of those or any other stock exchange. After completing a business combination, until our Common Stock is listed on the NASDAQ or another stock exchange, we expect that our Common Stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our stockholders may engage in a transaction to cause the Company to repurchase its shares of Common Stock.

To provide an interest in the Company to third parties, out stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being used by the Company to repurchase shares of Common Stock held by it.  As a result of such transaction(s), our management, stockholder(s), and Board of Directors may change.

Item 2. Financial Information.

Management Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business, rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry, or geographical location and, thus, may acquire any type of business.

The Company is in a development stage. It does not currently engage in any business activities that provide cash flow and has not earned any revenues from operations to date.  These operations raise substantial doubts about our ability to continue as a going concern.  Currently, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay any liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company.  Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

For the period from October 13, 2010 (inception), through October 31, 2010, we had a net loss of $3,000, consisting of professional services fees incurred in relation to our formation and the preparation of this registration statement.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management, or other investors. During the next 12 months, we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing, and consummating an acquisition.

The Company is currently devoting its efforts to locating merger candidates.  The Company’s ability to continue as a going concern is dependent on our ability to develop additional source of capital, locate and complete a merger with another company, and, ultimately, achieve profitable operations.

The Company may consider a business that has recently commenced operations, is a developing company in need of additional funds or expansion into new product or markets, is seeking to develop a new product or service, or is an established business that may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital, but that desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control that may occur in a public offering.

Our sole director and officer has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging-growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms under which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures, and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Liquidity and Capital Resources.

As of October 31, 2010, the Company had a total of $5,000 in assets and no liabilities. The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the period from inception

From Inception (October 13, 2010) through October 31, 2010
Net Cash (Used in) Operating Activities	$ 3,000
Net Cash Provided by Financing Activities	$ 8,000
Net Increase (Decrease) in Cash and Cash Equivalents	$ 0

The Company has nominal assets and has generated no revenues since inception. The Company is also dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations.

Off-Balance Sheet Arrangements.

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company uses the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages, or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a)           Security Ownership of Certain Beneficial Owners.

The following table sets forth, as of October 31, 2010, the number of shares of Common Stock owned of record and beneficially by executive officers, directors, and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

GroRiver Capital LLC 3610-2 North Josey Lane, Suite 223 Carrollton, Texas 75007	800,000 shares of Common Stock	100%
Roger Ng 2219 20th Avenue, San Francisco, California 94116	800,000 shares of Common Stock (1)	100%

____________________________

(1)  Includes 800,000 shares of Common Stock owned of record by GroRiver Capital LLC. Mr. Roger Ng, as the sole managing member of GroRiver Capital LLC, may be deemed to be the indirect beneficial owner of these securities, since he has sole voting and investment control over these securities.

Item 5.  Directors and Executive Officers.

(a)           Identification of Directors and Executive Officers.

Our sole director and officer and additional information concerning him is as follows:

Name	Age	Position

Benjamin Chen	28	President, Secretary, Treasurer, and Director

Mr. Benjamin Chen, our sole officer and director since inception, focuses on advising companies on U.S.-China cross-border M&A transactions and access to the U.S. capital markets. Mr. Chen has operations experience in the industries of finance, logistics, telecommunications, industrial chemicals, biotechnology, and pharmaceuticals.  Mr. Chen currently serves as the project director of Evotech Management Corporation, an international merchant banking advisory firm located in San Bruno, California, that focuses on rapid-growth acquisitions through the capital markets.  Mr. Chen also serves as a director of Advanced Water Technologies, Inc., a provider of water-related technology solutions.  From 2008 to 2010, Mr. Chen served as a director of Director Coating, Inc., a company that manufactures and sells interior and exterior paints and coating in China.  From 2004 t0 2007, Mr. Chen worked for Genentech, Inc. in quality control of biotechnology manufacturing.  Mr. Chen holds a bachelor of science degree in Cell and Molecular Biology from San Francisco State University.  Mr. Chen’s business contacts and resources will be beneficial to the Company as it seeks a business combination target.

(b)           Significant Employees.

None.

(c)           Family Relationships.

None.

(d)           Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings, and no judgments, injunctions, orders ,or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter, or control person of the Company during the past five years.

Item 6. Executive Compensation.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officer.  The Company’s sole officer and director has not received any cash remuneration since inception. He  will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid on account of services rendered by a director in such capacity. Our sole officer and director intends to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one member or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy under which the offer of any post-transaction employment to members of management will not be a consideration in our decision of whether to undertake any proposed transaction.

No retirement, pension, profit-sharing, stock option, or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

Our sole director and officer, Mr. Benjamin Chen, anticipates devoting very limited time to the Company’s affairs.  He also is engaged in significant other business activities that demand the majority of his time and attention. This limited commitment on his part may adversely affect our ability to identify and conduct due diligence on a target company and negotiate and consummate a successful business combination.  Mr. Chen’s other business activities could give rise to conflicts of interest.

Mr. Chen is the Project Director of Evotech Management Corporation (“Evotech”), a company that advises private companies in China on how to become public companies in the U.S.  It is likely that some of Evotech’s Chinese private-company clients will be offered the opportunity to engage in a business combination with the Company.  If a business combination between the Company and a client of Evotech were to occur, Evotech would receive compensation for such advisory services, as would Mr. Chen.  Accordingly, Mr. Chen may be regarded as having a conflict of interest in promoting a business combination between the Company and a client of Evotech, due to his positions as officer and director of the Company and his position with Evotech.  It is also possible that his objective in evaluating the suitability of a target company for a business combination with the Company could be affected by this circumstance.  However, there is no relationship between Evotech and GroRiver Capital LLC, our sole stockholder, or Mr. Roger Ng.

If a business combination between the Company and a client of Evotech were to occur, neither GroRiver Capital LLC nor Mr. Roger Ng would partake in compensation that Evotech or Mr. Chen would receive for their advisory services.

Director Independence.

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board of Directors be independent and, therefore, the Company is not subject to any director independence requirements.  Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Under such definition, our sole officer and director would not be considered an independent director.

 Except as otherwise indicated herein, there have been no related-party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9.  Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a)           Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b)           Holders.

As of October 31, 2010, there was one record-holder of an aggregate of 800,000 shares of the Common Stock issued and outstanding.

(c)           Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to use all available funds for the development of the Company’s business.

(d)           Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On October 18, 2010, the Company offered and sold an aggregate of 800,000 shares of Common Stock to GroRiver Capital LLC, an entity formed under Texas law, for an aggregate purchase price equal to $8,000.00, pursuant to the terms and conditions set forth in a certain Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”).  The shares owned by GroRiver Capital LLC represent all of the issued and outstanding shares of the Common Stock of the Company.  The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.  A form of the Common Stock Purchase Agreement is attached hereto as Exhibit 10.1.

No securities have been issued for services.  Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by any purchaser as consideration for the shares issued.

Item 11.  Description of the Company’s Securities to be Registered.

(a)           Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 300,000,000 shares of Common Stock, par value $0.0001 per share. As of October 31, 2010, 800,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b)           Debt Securities.

None.

(c)           Other Securities To Be Registered.

None.

Item 12.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with various actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders, or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide, in its certificate of incorporation, that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

·	any breach of the director’s duty of loyalty to the corporation or its stockholders;

·	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

·	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

·	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right, or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

PHOENIX AGRI ENTERPRISES, INC.
(A Development Stage Company)

Table of Contents
October 31, 2010

_________________
* Page F-1 follows page 18 to this Registration Statement on Form 10.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.  Financial Statements and Exhibits.

(a)           Financial Statements.

See Item 13.

(b)           Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation
3.2	By-Laws
10.1	Form of Common Stock Purchase Agreement
23.1	Auditor’s Consent

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Company caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOENIX AGRI ENTERPRISES, INC.

Date: November 11, 2010	By:	/s/ Benjamin Chen
Name: Benjamin Chen Title: President, Secretary, Treasurer, and Sole Director

PHOENIX AGRI ENTERPRISES, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Incorporation

3.2	By-Laws

10.1	Form of Common Stock Purchase Agreement

23.1	Auditor’s Consent

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Phoenix Agri Enterprises, Inc.

We have audited the accompanying balance sheets of Phoenix Agri Enterprises, Inc., a development-stage company, as of October 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows the period October 13, 2010 (inception), through October 31, 2010.  Phoenix Agri Enterprises, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Agri Enterprises, Inc. as of October 31, 2010, and the results of its operations and its cash flows for the period October 13, 2010 (inception), through October 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Phoenix Agri Enterprises, Inc. will continue as a going concern.  As discussed in Note 3, the company has had no operations since its inception and has not yet established any source of revenues.  These conditions raise substantial doubt about the company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Lake & Associates, CPA’s LLC

Lake & Associates, CPA’s LLC Schaumburg, Illinois November 3, 2010

PHOENIX AGRI ENTERPRISES, INC.
(A Development-Stage Enterprise)

BALANCE SHEET

	October 31, 2010
ASSETS
Current Assets
Cash and cash equivalents		$5,000
Total Current Assets		5,000

		$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$	−

Total Current Liabilities		−

Stockholders’ Equity
Common stock, $0.0001 par value, 300,000,000 shares authorized,
800,000 shares issued and outstanding		80

Additional Paid-in Capital		7,920
Accumulated deficit during development stage		(3,000)
Total Stockholders’ Equity		5,000
		$5,000

The accompanying notes are an integral part of the financial statements.

PHOENIX AGRI ENTERPRISES, INC.
 (A Development-Stage Enterprise)

STATEMENTS OF OPERATIONS

	October 13, 2010 (Inception) to
	October 31, 2010

Revenue	$	−

General and administrative expenses		3,000

Net loss from operations		(3,000)
Income tax expense		−

Net loss		$(3,000)

Basic and diluted loss per share	$	−
Weighted average common shares outstanding		800,000

The accompanying notes are an integral part of the financial statements.

PHOENIX AGRI ENTERPRISES, INC.
 (A Development-Stage Enterprise)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

				Accumulated
				Deficit
				during	Total
	Common Stock		Additional	Development	Stockholders
	Shares	Amount	Paid-in Capital	Stage	Equity
Insurance of common stock for cash at $.0001 per share	800,000	$80	$7,920	$-	$8,000
					-
Net loss				(3,000)	(3,000)
Balance as of October 31, 2010	800,000	$80	$7,920	$(3,000)	$5,000

The accompanying notes are an integral part of the financial statements.

PHOENIX AGRI ENTERPRISES, INC.
 (A Development-Stage Enterprise)

STATEMENTS OF CASH FLOWS

October 13, 2010 (Inception) to
October 31, 2010

Cash flows from operating activities
Net loss	$(3,000)
Adjustments to reconcile net loss to net cash used
in operating activities	-

Net cash used in operating activities	(3,000)

Cash flows from financing activities
Proceeds from sales of common stock	8,000

Net cash provided by financing activities	8,000

Net increase in cash	5,000

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$5,000

The accompanying notes are an integral part of the financial statements.

PHOENIX AGRI ENTERPRISES, INC.
(A Development-Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

1.           ORGANIZATION AND DESCRIPTION OF BUSINESS

Phoenix Agri Enterprises, Inc. (the “Company”) was incorporated in the State of Delaware on October 13, 2010.  Since inception, the Company has been engaged primarily in organizational efforts.  The Company was organized to identify and evaluate and, if such evaluation warrants, negotiate and consummate a business combination with a target company.  The Company will look for potential target companies in a broad range of industries and may engage in a business combination with any type of business.  If a business combination is consummated, it is expected that there will be a change of control of the Company.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting.

The Company’s financial statements are prepared using the accrual method of accounting.  The Company’s fiscal year ends on October 31.

Development-Stage Enterprise.

The Company complies with Accounting Standards Codification (“ASC”) 915−235−50 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration-stage enterprise.

Cash and Cash Equivalents.

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes.

Income taxes are provided in accordance with Standard Accounting Codification 740−10−05, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled.  Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.  Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Net Loss Per Share.

Basic and diluted loss per common share is computed on the basis of the weighted-average number of common shares outstanding during the period.  There were no potentially issuable common stock equivalents outstanding at October 31, 2010.

Fair Value of Financial Instruments.

Statements of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair-value information about financial instruments. Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 28, 2010. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts payable, and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments, since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Recent Accounting Pronouncements.

In February 2010, the FASB revised the authoritative guidance related to subsequent events.  The Company is required to evaluate subsequent events through the date the financial statements are issued.  The Company is not required to disclose the date through which subsequent events have been evaluated.  This guidance was effective upon issuance for the Company for the period ending October 31, 2010.  Since this guidance is not intended to significantly change the current practice of reporting subsequent events, it did not have an impact on the Company’s results of operations, cash flows, or financial position.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3.           GOING CONCERN

The Company is a development-stage enterprise with minimal operating history.  It has not yet been able to execute its business plan.  This situation raises substantial doubt about its ability to continue as a going concern, and could lead to discontinuance of operations.  The Company has no significant assets or financial resources.  The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination with a target company.  This may result in the Company’s incurring a net operating loss that will increase unless the Company consummates a business combination with a profitable business.  No assurance can be given that the Company will be able to identify a suitable target company and consummate a business combination, or that any such target company will be profitable at the time of a business combination or ever.

4.           INCOME TAX

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

5.           STOCKHOLDERS’ EQUITY

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 300,000,000 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”). On October 18, 2010, the Company issued 800,000 shares of Common Stock to the sole officer for total cash proceeds of $8,000.

6.           SUBSEQUENT EVENTS

The Company evaluated events subsequent to October 31, 2010, to assess the need for potential recognition or disclosure in this report.  Such events were evaluated through the date these financial statements were issued and it was concluded that there are no significant or material transactions to be reported.